UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 5, 2010

Mission Broadcasting, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-62916-02	51-0388022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7650 Chippewa Road, Suite 305

Brecksville, Ohio 44141

(Address of Principal Executive Offices, including Zip Code)

(440) 526-2227

(Registrant’s Telephone Number, including Area Code)

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Senior Secured Second Lien Notes

On April 5, 2010, Nexstar Broadcasting Group, Inc. (NASDAQ: NXST) (the “Company”) announced that its wholly-owned subsidiary, Nexstar Broadcasting, Inc., intends to offer, subject to market and other customary conditions, $325.0 million aggregate principal amount of senior secured second lien notes. Mission Broadcasting, Inc. (“Mission”) will be a co-issuer of the notes. The notes will be secured on a second priority basis, subject to certain exceptions and certain permitted liens, by Nexstar Broadcasting’s, Mission’s and the guarantors’ assets that secure its and Mission’s senior secured credit facilities on a first priority basis. The Company and all of Nexstar Broadcasting’s and Mission’s future domestic restricted subsidiaries will guarantee the notes on a senior secured basis.

Nexstar Broadcasting and Mission intend to use the net proceeds of the offering, together with borrowings under its and Mission’s amended senior secured credit facilities and cash on hand, to repurchase Nexstar Broadcasting’s outstanding 13% senior subordinated payment-in-kind notes due 2014, to refinance each of Nexstar Broadcasting’s and Mission’s existing senior secured credit facilities, pay related fees and expenses and for general corporate purposes.

Contemporaneously, Nexstar Broadcasting and Mission have also proposed an amendment to their senior secured credit facilities, which, among other items, would extend the maturity of their existing facilities, adjust the existing leverage covenants, permit the incurrence of the additional indebtedness and the grant of the second-priority senior secured lien securing the notes. The amendment also provides for payment of normal and customary fees and expenses. Under the proposed amendments, Nexstar and Mission have proposed to reduce their revolving commitments to an aggregate $75.0 million allocated between each credit agreement and refinancing the Term Loan B facilities in aggregate amount equal to $100.0 million. The amendment also provides for payment of normal and customary fees and expenses. The amendments will become effective concurrently with the completion of the offering of notes and the completion of the offering of notes is conditioned upon the effectiveness of the amendments. Although Nexstar Broadcasting and Mission have received commitments from lenders for the proposed amendment, the amendment is subject to satisfaction of customary closing conditions; therefore, there can be no assurance that the proposed amendment will be completed as contemplated or at all.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Financial Data

On April 5, 2010, the Company provided its broadcast cash flow, Adjusted EBITDA, Covenant EBITDA and free cash flow. For the fiscal year ended December 31, 2009, the Company generated broadcast cash flow, Adjusted EBITDA, Covenant EBITDA and free cash flow of $81.8 million, $63.2 million, $69.6 million and $19.9 million, respectively. The Company calculates broadcast cash flow as income from operations, plus corporate expenses, depreciation, amortization of intangible assets and broadcast rights (excluding barter), non-cash contract termination fees, non-cash impairment charges, loss (gain) on asset exchange and loss (gain) on asset disposal, net, minus broadcast rights payments. The Company calculates Adjusted EBITDA as broadcast cash flow less corporate expenses. The Company calculates Covenant EBITDA as Adjusted EBITDA plus non-cash charges and expenses and nonrecurring charges, less non-cash revenue and credits and further adjusts for the pro forma effect of service agreements and/or acquisitions consummated within the past twelve months. The Company calculates free cash flow as income from operations plus depreciation, amortization of intangible assets and broadcast rights (excluding barter), non-cash contract termination fees, non-cash impairment charges, loss (gain) on asset exchange, loss (gain) on asset disposal, net, and non-cash stock option expense, less payments for broadcast rights, cash interest expense, capital expenditures and net cash income taxes.

Broadcast cash flow, Adjusted EBITDA, Covenant EBITDA and free cash flow are non-GAAP financial measures. The Company believes the presentation of these non-GAAP measures is useful to investors because they are used by lenders to measure the Company’s ability to service debt; by industry analysts to determine the market value of stations and their operating performance; by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs; and, because they reflect the most up-to-date operating results of the stations inclusive of pending acquisitions, time brokerage agreements or local marketing agreements. Management believes they also provide an additional basis from which investors can establish forecasts and valuations for the Company’s business.

The following is a reconciliation of broadcast cash flow, Adjusted EBITDA, Covenant EBITDA and free cash flow to income (loss) from operations:

	Year ended December 31,
	2009	2008	2007
	(Unaudited)
Income (loss) from operations	$8,201	$(38,155)	$40,542
Add:
Depreciation	21,680	21,024	20,209
Amortization of intangible assets	23,705	28,129	25,671
Amortization of broadcast rights, excluding barter	13,248	8,718	9,050
Impairment of goodwill and intangible assets	16,164	82,395	—
Gain on asset exchange	(8,093)	(4,776)	(1,962)
Loss (gain) on asset disposal, net	(2,560)	(43)	(17)
Corporate expenses	18,561	15,473	13,348
Non-cash contract termination fees	191	7,167	—

Less:
Payments for broadcast rights	9,315	8,239	8,376

Broadcast cash flow	$81,782	$111,693	$98,465
Less:
Corporate expenses	18,561	15,473	$13,348

Adjusted EBITDA	$63,221	$96,220	$85,117

Add:
Non-cash compensation expense	1,493
Non-recurring items(a)	5,786
Non-cash revenue and credits(b)	(1,897)
Pro forma adjustments(c)	996

Covenant EBITDA	$69,599

	Year ended December 31,
	2009	2008	2007
	(Unaudited)
Income (loss) from operations	$8,201	$(38,155)	$40,542
Add:
Depreciation	21,680	21,024	20,209
Amortization of intangible assets	23,705	28,129	25,671
Amortization of broadcast rights, excluding barter	13,248	8,718	9,050
Impairment of goodwill and intangible assets	16,164	82,395	—
Gain on asset exchange	(8,093	(4,776)	(1,962)
Loss (gain) on asset disposal, net	(2,560)	(43)	(17)
Non-cash stock option expense	1,494	2,255	2,009
Non-cash contract termination fees	191	7,167	—

Less:
Payments for broadcast rights	9,315	8,239	8,376
Cash interest expense	25,249	41,136	40,575
Capital expenditures	19,028	30,793	18,541
Cash income taxes, net of refunds	523	178	51

Free cash flow	$19,915	$26,368	$27,959

(a)	Includes $4,580 related to debt financing costs incurred in 2009.
(b)	Includes non-cash adjustments related to trade and barter revenue, non-cash credits to national representative firms and other adjustments.
(c)	Pro forma adjustments for full year effect of Four Points Media Group LLC management services agreement entered into on March 23, 2009 and the purchase of WCWJ consummated on May 1, 2009.

Forward-Looking Statements

This report includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this report, concerning, among other things, changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this report might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release of Nexstar Broadcasting Group, Inc. dated April 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSION BROADCASTING, INC.

	By:	/s/ David S. Smith
Date: April 6, 2010	Name:	David S. Smith
	Title:	President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Nexstar Broadcasting Group, Inc. dated April 5, 2010.